                            SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
            The Securities Exchange Act of 1934 (Amendment No.  )

Filed by Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12



                            GLOBAL RESOURCES, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as specified in its charter)


- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

           --------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------

     (5)  Total fee paid:

          ---------------------------------------------------------------------
[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

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


                             GLOBAL RESOURCES, INC.
                      43445 Business Park Drive, Suite 113
                          TEMECULA, CALIFORNIA  92590
                      (909) 699-4749 - Fax (909) 699-4062





June 10, 1996



Dear Stockholder:

         The Annual Meeting of Common Stockholders of Global Resources, Inc. will be held in Suite 200 at the Company's corporate headquarters, 43445 Business Park Drive, Temecula, California 92590, on Tuesday July 16, 1996 at 2:00 p.m. (PDT).

         All Stockholders whether you own Common Stock or Preferred Stock are cordially invited to attend this meeting. Only Stockholders holding Common Stock are entitled to vote on matters that are presented at this meeting.

         One of the proposals in the enclosed Proxy Statement relates to changing Global's name to Global Outdoors, Inc. While made to better reflect Global's business, this name change is also symbolic of the progression of Global into a diverse leisure time and entertainment company. As you will tell by reading the accompanying Annual Report, Global had an exciting and dynamic year in 1995. We are continuing in that mode in 1996.

         For the Common Stockholders there is enclosed a Notice, Proxy Statement and Proxy for the Annual Meeting. I encourage you to attend the meeting in person. Whether you do so or not, however, I trust that the Common Stockholders will read the Proxy Statement enclosed for you, then complete, sign and date the enclosed Proxy and return it in the enclosed envelope.
Please note that Common Stockholders may vote in person at the meeting, even if you have previously returned the Proxy.


Best regards,



Perry T. Massie
Chairman of the Board

                             GLOBAL RESOURCES, INC.


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                TO BE HELD ON TUESDAY JULY 16, 1996 AT 2:00 P.M.

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Global Resources, Inc. (the "Company"), will be held in Suite 200 at the Company's corporate headquarters, 43445 Business Park Drive, Temecula, California 92590, telephone number (909) 699-4749, on Tuesday July 16, 1996, at 2:00 p.m. Pacific Time, for the following purposes which are more fully described in the accompanying Proxy Statement:

         1. To consider and vote upon a proposal to adopt an amendment to the Company's Articles of Incorporation to increase the number of authorized members of the Company's Board of Directors from three (3) persons to a range of not less than three (3) and not more than seven (7) persons;

         2.      To elect to the Board three directors;

         3. To consider and vote upon a proposal to adopt an amendment to the Company's Articles of Incorporation to change the name of the Company from Global Resources, Inc. to Global Outdoors, Inc.;

         4. To consider and vote upon a proposal to adopt an amendment to the Company's Articles of Incorporation to increase the authorized number of shares of Common Stock from 5,000,000 to 50,000,000, which proposal may be deemed to have anti-takeover effects;

         5. To consider and vote upon a proposal to approve the Company's 1995 Stock Option Plan; and

         6. To transact such after business as may properly come before the meeting or any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on June 10, 1996, as the record date for determination of the shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournments thereof.

                                          By Order of the Board of Directors




                                          GLOBAL RESOURCES, INC.
                                          Perry T. Massie, Chairman of the Board

Temecula, California
June 10, 1996

YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU SHOULD COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY.

                             GLOBAL RESOURCES, INC.

                                PROXY STATEMENT

                                      for
                         Annual Meeting of Stockholders
                                 July 16, 1996



To the Stockholders of Global Resources, Inc.:

         The enclosed Proxy is being solicited on behalf of the Board of Directors of Global Resources, Inc., an Alaska corporation (the "Company"), for use at the Annual Meeting of Shareholders (the "Meeting") to be held in Suite 200 at the Company's corporate headquarters, 43445 Business Park Drive, Temecula, California 92590 at 2:00 p.m. Pacific Time, on Tuesday July 16, 1996, and at any and all adjournments or postponements thereof.

         This Proxy Statement and the Annual Report to Shareholders for the year ended December 31, 1995, including financial statements, are being mailed on or about June 12, 1996 to all shareholders entitled to vote at the Meeting.


VOTING AT THE MEETING

         The shares of common stock of the Company, $.02 par value (the "Common Stock"), constitute the only outstanding class of voting securities of the Company. A total of 4,102,856 shares of the Company's Common Stock were outstanding on June 10, 1996, which has been fixed as the record date (the "Record Date") for the purpose of determining the shareholders entitled to notice of and to vote at the Meeting. With respect to each proposal to be voted at the Meeting, each shareholder will be entitled to one vote for each share of Common Stock held of record on the Record Date. In determining whether a proposal has been approved, abstentions are counted as votes against a proposal and broker non-votes are not counted as votes for or against a proposal or as votes present and voting on a proposal. Shareholders of the Company will not be entitled to any appraisal or dissenters' rights in connection with any of the proposals described in this Proxy Statement.


REVOCABILITY OF PROXY

         Any proxy given pursuant to this solicitation may be revoked or superseded by the person giving it by executing a later dated proxy or by giving notice of revocation to the Company in writing prior to or at the Meeting or by attending the Meeting and voting in person. A proxy, when executed and not so revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted "FOR" the nominees for election of directors named in this Proxy Statement and "FOR" each of the other proposals listed herein.

SOLICITATION

         The Company will bear the entire cost of solicitation of proxies, including costs incurred in connection with the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional information furnished to the Company's shareholders in relation to the Annual Meeting. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of the company's directors, officers and regular employees, without additional compensation, personally or by telephone, facsimile or telegram.


SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT MEETING

         Proposals of shareholders that are intended to be presented by such shareholders at the Company's 1997 annual Meeting of Shareholders must be received by the Company at its principal executive offices no later than December 1, 1996, in order to be considered for inclusion in the Company's proxy statement relating to that meeting.


                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of June 10, 1996 by each director and executive officer of the Company, each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, and all directors and executive officers of the Company as a group. Except as otherwise indicated below, the Company believes that each person listed below has sole voting and investment power with respect to the shares owned, subject to applicable community property laws.


NAME AND ADDRESS OF BENEFICIAL                      SHARES BENEFICIALLY
OWNER OR IDENTITY OF GROUP (2)                             OWNED (1)
- ------------------------------                  --------------------------
                                                  NUMBER           PERCENT
                                                ---------          -------
Wilma M. Massie (3) . . . . . . . . . . .       1,401,926            33%

Perry T. Massie (4)(5)  . . . . . . . . .       1,239,196            29%

Thomas H. Massie (6)(7) . . . . . . . . .       1,262,700            29%

Richard K. Dickson II (8) . . . . . . . .         301,550             7%

David M. Ashwood (9)  . . . . . . . . . .         114,070             3%

Christopher B. Forgy (10) . . . . . . . .         125,000             3%

All directors and Named Executive
Officers as a group (5 persons) (11)  . .       3,038,446            72%


_____________

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of June 10, 1996, are deemed outstanding for computing the percentage of the persons holding such options but are not deemed outstanding for computing the percentage of any other person.
(2) The address of each shareholder is c/o Global Resources, Inc., 43445 Business Park Dr., Suite 113, Temecula, California 92590.
(3) Includes 95,000 shares subject to options from the Company exercisable within 60 days of June 10, 1996.
(4) Includes 85,000 shares subject to options from the Company and 160,000 shares subject to options from Wilma M. Massie exercisable within 60 days of June 10, 1996.
(5) 8,500 of the shares shown are owned jointly by Perry T. Massie and his wife, Sandy Massie, who share voting and investment power with respect to such shares.
(6) Includes 85,000 shares subject to options from the Company and 160,000 shares subject to options from Wilma M. Massie exercisable within 60 days of June 10, 1996.
(7) 8,500 of the shares shown are owned jointly by Thomas H. Massie and his wife, Cindy Massie, who share voting and investment power with respect to such shares.
(8) Includes 25,000 shares subject to options from the Company and 200,000 shares subject to options from Wilma M. Massie exercisable within 60 days of June 10, 1996.
(9) Includes 20,000 shares subject to options from the Company and 80,000 shares subject to options from Wilma M. Massie exercisable within 60 days of June 10, 1996.
(10) Includes 125,000 shares subject to options from the Company exercisable within 60 days of June 10, 1996.
(11) Includes directors' and executive officers' shares listed above, including 425,000 shares subject to options from the Company and 600,000 shares subject to options from Wilma M. Massie exercisable within 60 days of June 10, 1996.


                                  PROPOSAL ONE
                         INCREASED NUMBER OF DIRECTORS

The Articles of Incorporation of the Company currently provide that the Board of Directors of the Company shall be comprised of three (3) directors. The Board of Directors of the Company has adopted, subject to shareholder approval, a resolution to amend the Bylaws of the Company to increase the number of authorized members of the Board of Directors from three (3) persons to a range of not less than three (3) persons and not more than seven (7) persons, with the initial number of directors remaining at three (3) members, until changed by the Board of Directors.

Purposes of the Proposed Increase in the Authorized Number of Members of the Board of Directors. The Board of Directors of the Company deems it advisable to increase the authorized number of members of the Board of Directors to a range of not less than three persons and not more than seven persons in order to provide the Company with flexibility in determining how many members shall serve on the Board of Directors without having to obtain the approval of its shareholders each time the Company wishes to increase or reduce the number of members serving on the Board of Directors. In addition, the Company is contemplating applications for the listing of its Common Stock on the Nasdaq National Market and, as required by Nasdaq, must have at least two directors serving on the Board who are not otherwise affiliated with the Company. Therefore, the ability to increase the authorized number of members of the Board of

Directors will enable the Company to add outside directors without having to remove any directors currently serving on the Board.

Effect of the Increase in the Authorized Number of Members of the Board of Directors. Assuming approval of Proposal One by the requisite vote of the shareholders, an amendment to the Company's Articles of Incorporation will be filed with the Secretary of State of the State of Alaska as promptly as practicable after the Meeting and the authorized increase in the number of Directors will become effective on the date of such filing.


         If Proposal One is approved, Article VI of the Company's Articles of Incorporation shall be amended to read in its entirety as follows:


                                  "ARTICLE VI

                                   DIRECTORS

         The authorized number of directors of this corporation shall be no less than three (3) nor more than seven (7), with the exact number of directors to be fixed by the board of directors."


VOTE REQUIRED

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote is required to approve Proposal One.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE FOREGOING AMENDMENT TO THE BYLAWS.


                                  PROPOSAL TWO
                             ELECTION OF DIRECTORS

         Currently, there are three (3) members of the Board of Directors. Directors are elected at each annual shareholders' meeting to hold office until the next annual meeting or until their successors are elected and have qualified. Unless otherwise instructed, the proxy holders named in the enclosed proxy will vote the proxies received by them for the three (3) nominees named below.

         The three (3) nominees listed below are presently directors of the Company. If any nominee becomes unavailable for any reason before the election, the enclosed proxy will be voted for the election of such substitute nominee or nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve.

         The names and certain information concerning the three (3) nominees for election as directors are set forth below.


         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

                 NAME               AGE                         POSITION WITH THE COMPANY
                 ----               ---                         -------------------------
         Perry T. Massie             33        President, Chief Executive Officer and Director
         Thomas H. Massie            31        Executive Vice President, Secretary and Director
         Richard K. Dickson II       50        Senior Vice President, General Counsel and Director

         Perry T. Massie has served as Chief Executive Officer of the Company since June 1986, has served as President since March 1994, and was elected to serve as Chairman of the Board of Directors in January 1994. From June 1986 until January 1996, Mr. Massie served as Chief Financial Officer of the Company. He has been the Managing Editor of the Gold Prospector Magazine since July 1988. Mr. Massie earned a Bachelor of Science degree in Mining Engineering from the University of Alaska, Fairbanks in June 1986. Perry T. Massie is the brother of Thomas H. Massie.

         Thomas H. Massie has served as Secretary and a director of the Company since November 1984, and has served as Executive Vice President of the Company and the President of Gold Prospectors' Association of America, Inc. since January 1994. Mr. Massie is also the host of the "Gold Prospecting Show." He attended the University of Alaska, Fairbanks from 1984 to 1986, studying business administration. Thomas H. Massie is the brother of Perry T. Massie.

         Richard K. Dickson II has served as Senior Vice President, General Counsel and a director of the Company since January 1994. From November 1984 until January 1994, Mr. Dickson served as the Company's corporate counsel and has been a practicing attorney, specializing in corporate and securities law, with his own firm since 1979. Mr. Dickson earned a Bachelor of Science degree in Business Administration from the University of California, Berkeley in 1968, a Masters in Business Administration from the University of Southern California in 1970 and a law degree from the University of the Pacific in 1976.


OTHER EXECUTIVE OFFICERS

         David M. Ashwood has served as Chief Financial Officer of the Company since January 1996. From May 1995 to the present, he has been the General Manager of the Company. Mr. Ashwood has been the Controller of the Company since November 1984. From 1984 until February 1996, Mr. Ashwood was the President of Affiliated Professional Services, a privately-held company that provides accounting, tax consulting and business management services to small to medium-sized companies. Mr. Ashwood earned a Bachelor of Science degree in Business Administration and a Masters in Business Administration, with an emphasis in Accounting and Finance, from California State University at Northridge in 1968 and 1969, respectively.

         Christopher B. Forgy has served as the President and Chief Executive Officer of The Outdoor Channel since February 1996. From February 1995 through January 1996, Mr. Forgy owned Chris Forgy Associates, a television industry consulting firm. From 1989 through January 1995, he served as Senior Vice President of Marketing, Sales and Programming for Times Mirror Cable Television. Mr. Forgy is immediate past Chairman of the Cable Television Administration and Marketing Society (CTAM). He has served on the board of directors of the Cabletelevision Advertising Bureau (CAB) and Pay Per View Holding Company, which owns and operates Viewer's Choice networks. Mr. Forgy was a founding member of the cable committee of the Academy of Television Arts & Sciences.

BOARD MEETINGS

         The Board of Directors of the Company took action by unanimous written consent or held meetings thirteen (13) times during the fiscal year ended December 31, 1995. Each incumbent Director attended at least seventy-five percent (75%) of the aggregate of the number of meetings of the Board and the number of meetings held by all committees of the Board on which he or she served. The Company does not have any standing committees.


COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth compensation received for the fiscal years ended December 31, 1995, 1994 and 1993 by the Company's Chief Executive Officer, and the other executive officers whose salary and bonus exceeded $100,000 for fiscal year 1995, 1994 and 1993 (collectively, the "Named Executive Officers"):


                          SUMMARY COMPENSATION TABLE



                                                     Annual Compensation                       Long Term Compensation
                                      -------------------------------------------------   --------------------------------
                                                                  Other                   Securities
                                                                  Annual     Restricted   Underlying              All Other
                                                                  Compen-      Stock      Options/        LTIP     Compen-
Name and Principal Position   Year    Salary($)    Bonus($)      sation($)     Awards       SARS        Payouts    sation
- ---------------------------   ----    ---------    --------      ---------   ---------    ----------    -------    ------
Perry T. Massie, CEO          1995     52,000       10,500          -            -           -             -          -
                              1994     52,000       43,301          -            -           -             -          -
                              1993     35,850            -

Richard K. Dickson II         1995     60,000       60,000          -            -           -             -          -
                              1994     60,000       60,000          -            -           -             -          -


     In 1995 and 1994, Mr. Dickson devoted approximately 80% and 75%, respectively, of his business time to the Company's affairs. Mr. Dickson received cash payments for 1995 and 1994 of $100,000 and $60,000, respectively, out of which he paid his office expenses of approximately $2,200 per month.
The additional $20,000 due Mr. Dickson for 1995 may be paid in either cash or stock at such time as is agreed upon by Mr. Dickson and the Company. The additional $60,000 for 1994 due Mr. Dickson may be paid in either cash or stock at such time as is agreed upon by Mr. Dickson and the Company.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                               % of Total                                Potential Realizable
                                                Options                                    Value at Assumed
                           Number of            Granted                                  Annual Rates of Stock
                          Securities              to             Exercise               Price Appreciation for
                          Underlying           Employees         or Base                    Option Term(2)
                           Options             in Fiscal          Price     Expiration  ------------------------
          Name            Granted (#)           Year(1)         ($/Share)      Date       5%($)           10%($)
          ----            -----------           -------         ---------   ----------    -----           ------
Perry T. Massie, CEO           -                   -                -           -           -                -



              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                        Number of Securities Underlying      Value of Unexercised
                                                              Unexercised Options            in-the-Money Options
                              Shares                         at Fiscal Year-End(#)           at Fiscal Year-End($)
                           Acquired On       Value      ------------------------------    ---------------------------
          Name             Exercise(#)    Realized($)     Exercisable   Unexercisable     Exercisable   Unexercisable
          ----             -----------    -----------     -----------   -------------     -----------   -------------
Perry T. Massie, CEO            -              -            85,000            -             $210,628             -

Thomas H. Massie                -              -            85,000            -             $210,628             -

Richard K. Dickson II           -              -            25,000            -             $ 65,625             -

David M. Ashwood                -              -            20,000            -             $ 52,500             -

Christopher B. Forgy            -              -                 -            -                    -             -


    The exercise price of the options listed above for Messrs. Perry T. Massie and Thomas H. Massie are $2.50 per share for 50,000 shares and $2.25 per share for 35,000 shares. The exercise price of the options listed above for Messrs. Dickson and Ashwood are $2.25. The Bid Price of Global's Common Stock at 1995 fiscal year-end was $4.88 per share. Mr. Forgy was authorized to receive options to purchase 125,000 shares in February 1996 and therefore is not listed above


DIRECTOR'S FEES

         The directors of the Company are also executive officers of the Company. For 1995, directors were not compensated separately or reimbursed for expenses incurred in attending meetings of the Board of Directors.


COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Based solely upon its review of the copies of reports furnished to the Company, or representations that no annual Form 5 reports were required, the Company believes that all filing requirements under Section 16(a) of the Exchange Act applicable to its directors, officers and any persons holding ten percent (10%) or more of the Company's Common Stock with respect to the Company's fiscal year ended December 31, 1995, were satisfied, with the exception that Perry T. Massie filed a Form 5 on a timely basis that included sales of 6,000 shares of the Company's Common Stock at prices ranging from $3.75 to $4.50 per share not filed on a timely basis on Form 4 during the year 1995.


BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

         The Board of Directors has responsibility for matters that would be handled by the Compensation Committee if Global had such a committee. The Board has attempted to conserve Global's cash. Therefore, Global did not pay any direct salaries in 1994 and 1993. With the acquisition of Gold Prospector's Association of America, Inc. ("GPAA") in 1995, Global commenced paying direct salaries to Messrs. Perry and Thomas Massie since they were receiving salaries from GPAA. Global paid GPAA management fees of $30,000 in 1994 and 1993. Global considers part of this prior management fee an indirect salary to Global's Chief Executive Officer, Perry Massie, since this management fee was utilized to pay a portion of Perry Massie's salary at GPAA. Global paid Richard Dickson for legal services rendered to the Company in 1995 and it is anticipated that Global will continue to pay Mr. Dickson for legal services rendered to Global.

         The Company considers services rendered, nature of the services, quality of performance, past practice, conservation of cash and amount of present stock ownership in determining executive compensation. The Company desires to encourage performance by stock ownership.


                                 PROPOSAL THREE
                            CHANGE OF CORPORATE NAME

         The Board of Directors of the Company has proposed to amend the Articles of Incorporation of the Company to effect a change of the Company's corporate name to Global Outdoors, Inc. The complete text of the amendment is set forth below; however, such text, including the new corporate name, is subject to such change as may be required by the Alaska Secretary of State.

         Purposes of the Proposed Name Change. The Board of Directors believes that the name "Global Outdoors, Inc." better reflects the scope and focus of the Company's current and anticipated future business. The Company's recent activities, conducted through its wholly-owned division, The Outdoor Channel, focus primarily on providing television programming services devoted to outdoor-related activities. Although the Company still provides products and services related to recreational gold prospecting, the Board of Directors believes that the Company's principal business activities will continue to focus on the outdoors in general, as opposed to prospecting gold and other resources. Therefore, the replacement of the word "Resources" with the word "Outdoors" in the Company's corporate name is deemed to be appropriate.

         Effect of the Name Change. Assuming approval of Proposal Three by the requisite vote of the shareholders, an amendment to the Company's Articles of Incorporation will be filed with the Secretary of State of the State of Alaska as promptly as practicable after the Meeting and the name change will become effective on the date of such filing. Without any further action on the part of the Company or the shareholders, after the name change, the Company's name shall be Global Outdoors, Inc. and the outstanding shares of the Company's Common Stock shall be deemed to be shares of Common Stock of Global Outdoors, Inc. The voting and other rights that presently characterize the Common Stock will not be altered by the name change.

         If Proposal Three is approved, Article I of the Company's Articles of Incorporation shall be amended to read in its entirety as follows:



                                   "ARTICLE I

                                      NAME

         The name of this Corporation is Global Outdoors, Inc."

VOTE REQUIRED

         The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote is required to authorize Proposal Three.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE FOREGOING AMENDMENT TO THE ARTICLES OF INCORPORATION


                                 PROPOSAL FOUR
            INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

         The Board of Directors of the Company has proposed to amend the Articles of Incorporation of the Company to increase the number of authorized shares of Common Stock of the Company from 5,000,000 shares to 50,000,000 shares.

         Purposes of the Proposed Increase in Authorized Number of Shares of Common Stock and Potential Anti-Takeover Effects. If approved, the increased number of authorized shares of Common Stock will be available for issue from time to time for such purposes and consideration as the Board of Directors may approve and no further vote of shareholders of the Company will be required, except as provided under Alaska law or the rules of any national securities exchange on which shares of Common Stock of the Company are at the time listed. The availability of additional shares for issue without the delay and expense of obtaining approval of shareholders at a special meeting, will afford the Company greater flexibility in acting upon proposed transactions in which shares of Common Stock may be issued. The increase in the authorized Common Stock may facilitate certain anti-takeover devices that may be advantageous to management if management attempts to prevent or delay a change of control, but employing such devices may adversely impact shareholders who desire a change in management or who desire to participate in a tender offer or other sale transaction involving the Company. By use of anti-takeover devices, management may thwart a merger or tender offer even though shareholders may be offered a substantial premium over the then current market price of the Common Stock.

         The additional authorized shares of Common Stock will restore the Company's flexibility to issue Common Stock to a level that the Board of Directors deems advisable. The Company's reserve of authorized but unissued shares of Common Stock has been depleted in recent years as a result of certain commitments which may result in the Company being obligated to issue Common Stock upon the occurrence of certain events. While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the authorized Common Stock is not prompted by any specific effort or takeover threat currently perceived by management. Moreover, management does not currently intend to propose additional anti-takeover measures in the foreseeable future.

         The additional shares of Common Stock for which authorization is sought would be identical to the shares of Common Stock of the Company now authorized. Holders of Common Stock do not have preemptive rights to subscribe to additional securities which may be issued by the Company, which means that current shareholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership thereof. The additional shares of Common Stock for which authorization is sought would be available for issuance by the Company by action of the Board of Directors and could be used for such purposes as stock dividends, stock splits, acquisitions, offerings of stock or additional compensation plans.

         In addition to such corporate purposes, under certain circumstances the Board of Directors could create impediments to, or frustrate persons seeking to effect, a takeover or transfer of control of the Company, by causing such shares to be issued to a holder or holders who might side with the Board in opposing a takeover bid that the Board of Directors determines is not in the best interest of the Company and its shareholders. In this connection, the Board could issue shares of Common Stock to a holder that would thereby have sufficient voting power to assure that certain types of proposals, including any proposal to remove directors, to accomplish certain business combinations opposed by the Board, or to alter, amend or repeal provisions in the Company's Articles of Incorporation or Bylaws relating to any such action, would not receive the requisite shareholder vote. Furthermore, the existence of such shares may have the effect of discouraging any attempt by a person or entity, through the acquisition of a substantial number of shares of Common Stock to acquire control of the Company since the issuance of such shares could dilute the Common Stock ownership of such person or entity. As set forth above, such devices may adversely impact shareholders who desire a change in management or to participate in a tender offer or other sale transaction involving a change in control of the Company, and it is possible that management could prevent or delay a merger or tender offer even though shareholders might be offered a substantial premium over current market price for their shares of Common Stock.

         Effect of the Increase in the Number of Authorized Number of Shares of Common Stock. Assuming approval by the requisite vote of the shareholders, an amendment to the Company's Articles of Incorporation will be filed with the Alaska Secretary of State as promptly as practicable after the Meeting and the increase in the number of authorized shares of Common Stock will become effective on the date of such filing. Without any further action on the part of the Company or the shareholders, after the amendment is filed, the number of authorized shares of Common Stock of the Company shall be 50,000,000. The voting and other rights that presently characterize the Common Stock will not be altered by the increase in the number of authorized shares.


         If Proposal Four is approved, Article IV of the Company's Articles of Incorporation shall be amended to read in its entirety as follows:

                                  "ARTICLE IV

                               AUTHORIZED SHARES



The aggregate number of shares which the corporation shall have authority to issue is divided into two classes of stock as follows:


One class of stock is Common Stock, of which the Corporation shall have the authority to issue 50,000,000 shares, par value $.02 per share.


The other class of stock is Preferred Stock, of which the corporation shall have authority to issue 10,000,000 shares, par value $0.001 per share. Preferences, limitations and other matters regarding the Preferred Stock shall be prescribed by the Board of Directors."


VOTE REQUIRED

         The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote is required to authorize Proposal Four.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE FOREGOING AMENDMENT TO THE ARTICLES OF INCORPORATION


                                 PROPOSAL FIVE
                       APPROVAL OF 1995 STOCK OPTION PLAN

         The Board of Directors of the Company adopted, as of September 14, 1995, the 1995 Stock Option Plan (the "1995 Plan") and directed that it be submitted to the shareholders for approval at the next Annual Meeting of Shareholders. The principal features of the 1995 Plan are summarized below, but the summary is qualified in its entirety by reference to the 1995 Plan itself. Copies of the 1995 Plan can be obtained by writing to the Secretary, Global Resources, Inc., 43445 Business Park Drive, Suite 113, Temecula, California 92590.


1995 PLAN TERMS

         The 1995 Plan provides for the grant by the Company of options to purchase up to an aggregate of 500,000 shares of Common Stock of the Company to its officers, directors, key employees, consultants and other business persons having important business relationships with the Company, or any parent or subsidiary corporation of the Company. As of the Record Date, approximately eight (8) executive officers and directors of the Company and approximately twenty (20) other employees were eligible to participate. The purpose of the 1995 Plan is to enable the Company to attract and retain persons of ability as employees, officers, directors and consultants and to provide incentives to such persons or entities to devote their utmost efforts and shall to the advancement and betterment of the Company by providing them the opportunity to participate in the ownership of the Company. The 1995 Plan expires September 14, 2005 unless terminated earlier by the Board of Directors.

         The 1995 Plan provides that it is to be administered by the Board of Directors or a committee appointed by the Board (alternatively, the "Administrator"). Presently, the Company's Board of Directors administers the 1995 Plan. The Administrator has broad discretion to determine the persons entitled to receive options under the 1995 Plan, the terms and conditions on which options are granted and the number of shares subject thereto.

         Options granted under the 1995 Plan may be either "incentive stock options," within the meaning of Section 422 of the Internal Revenue Code, or "nonqualified stock options," as determined by the Administrator. Options may
be granted under the 1995 Plan for terms of up to ten years.   The exercise
price of incentive options must be no less than the fair market value of the Common Stock of the Company as of the date of grant. The exercise price of non-qualified options must be no less than 85% of the fair market value of the Common Stock of the Company as of the date of grant. No optionee may be granted incentive stock options under the 1995 Plan to the extent that the aggregate fair market value (determined as of the date of grant) of the shares of Common Stock with respect to which incentive options are exercisable for the first time by the optionee during any calendar year would exceed $100,000. There is no limitation on the amount of nonqualified stock options and/or rights to purchase granted under the 1995 Plan. No option shall be assignable or transferable except by will or the laws of descent and distribution, except in the discretion of the Administrator, any option may be assigned or transferred in any manner which an "incentive stock option" is permitted to be assigned or transferred under the Internal Revenue Code. Options granted under the 1995 Plan to officers, employees, directors, or consultants of the Company may be exercised only while the optionee is employed or retained by the Company or within three to six months after termination for any reason, with the exact date of expiration to be determined by the administrator.

         The 1995 Plan provides that all outstanding options shall vest immediately upon the occurrence of a consolidation or merger in which the Company is not the surviving corporation, the sale of substantially all of the Company's assets and certain other similar events. In the event that the outstanding shares of Common Stock while the 1995 Plan is in effect are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation or reorganization in which the Company is the surviving corporation, or of a recapitalization, stock split, combination of shares, reclassification, reincorporation, stock dividend or of another change in the corporate structure of the Company, appropriate adjustments will be made by the Board of Directors to the aggregate number and kind of shares subject to the 1995 Plan and the number and kind of shares and the price per share subject to outstanding incentive options, nonqualified options and rights to purchase in order to preserve, but not to increase, the benefits to persons then holding incentive options, nonqualified options or rights to purchase.

         Payment for shares upon exercise of an option must be made in full at the time of exercise. The form of consideration payable upon exercise of an option shall, at the discretion of the Administrator, be (i) by tender of United States dollars in cash, check or bank draft; (ii) subject to any legal restriction against the Company's acquisition or purchase of the Company's shares of Common Stock, shares of Common Stock, which shall be deemed to have a value equal to the aggregate fair market value of such shares determined on the date of exercise or purchase as described in the immediately preceding paragraph hereof; (iii) by the issuance of a promissory note acceptable to the Administrator; or (iv) pursuant to other methods described in the 1995 Plan.

         As of the Record Date, options to purchase an aggregate of 125,000 shares of Common Stock (net of cancelled options) have been granted under the 1995 Plan to the following persons or groups: (i) Christopher Forgy, President of The Outdoor Channel (ii) all current executive officers (as a group), 125,000 shares; (iii) all current directors who are not executive officers (as a group), -0- shares; (iv) all employees who are not executive officers (as a group), -0- shares.


FEDERAL TAX CONSEQUENCES

         The following is a brief summary of the tax effects under the Internal Revenue Code (the "Code") that may accrue to participants in the 1995 Plan.

         Incentive Stock Options. No taxable income will be recognized by an optionee under the 1995 Plan upon either the grant or the exercise of an incentive stock option; provided the optionee holds the stock for at least two years after the grant of the options and one year after the exercise of the option. If an incentive stock option is exercised more than three months after a termination due to retirement, it will be treated as a sale or other disposition of the shares acquired upon exercise of an incentive stock option, and the tax treatment of the gain or loss realized will depend upon how long the shares were held before their sale or disposition. The Company receives no tax benefit from incentive stock options granted unless the optionee fails to meet the holding requirements set forth above.

         Nonqualified Stock Options. No taxable income is recognized by an optionee upon the grant of a nonqualified stock option. Upon exercise, however, the optionee will recognize ordinary income in the amount by which the fair market value of the shares purchased, on the date of exercise, exceeds the exercise price paid for such shares. The income recognized by the optionee will be subject to income tax withholding by the Company out of the optionee's current compensation. If such compensation is insufficient to pay the taxes due, the optionee will be required to make a direct payment to the Company for the balance of the tax withholding obligation. The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee, provided the applicable withholding requirements are satisfied.

VOTE REQUIRED

         The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote is required to approve Proposal Five.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 1995 STOCK OPTION PLAN.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Prior to the acquisition in February 1995 of 100% of the outstanding stock of Gold Prospectors Association of America, Inc. ("GPAA") by the Company, GPAA was paid a management fee by the Company which amounted to $30,000 in 1994, said fee included office rent for the Company. Additionally, GPAA received a 25% sales commission on all sales of Lost Dutchman's memberships sold using GPAA mailing lists. Sales commissions paid to GPAA by the Company for 1994 totaled $614,037. The shareholders of GPAA were Perry T. Massie, Thomas H. Massie and Wilma M. Massie, all of whom were shareholders of the Company prior to the Company's acquisition of 100% of the outstanding stock of GPAA. The Company has accounted for its purchase of GPAA as a pooling of interests. Accordingly, the Company has restated its financial statements to include those of GPAA for the period prior to February 1995, and the related management fees and sales commissions have been eliminated upon such consolidated restatement. No management fees or sales commissions have been paid since February 1995.

         The Company is leasing its administrative facilities from Wilma M. Massie, a shareholder of the Company and the mother of Perry T. Massie and Thomas H. Massie, under a month-to-month lease agreement (the "Lease") currently requiring monthly rent payments of $5,000. Rent expense totaled $57,000 and $48,000 for the years ended December 31, 1995 and 1994, respectively. The total rent commitment at December 31, 1995 is five years or $300,000.

         In conjunction with the Lease, the Company has a note receivable from Wilma M. Massie, the balance outstanding on which was $292,616 and $342,570 at December 31, 1995 and 1994, respectively. The note bears interest at 6%.

         On February 10, 1995, the Company acquired 100% of the stock of GPAA in exchange for 2,500,000 shares of its Common Stock (the "Acquisition"). The acquisition agreement provided for the issuance of up to an additional 1,500,000 shares of Common Stock ("Earn Out Shares") to the former shareholders of GPAA if GPAA achieved certain earnings or valuation milestones. The former shareholders of GPAA, Perry T. Massie, Thomas H. Massie, and Wilma M. Massie, are shareholders of the Company and Messrs. Perry and Thomas Massie are officers of the Company. For purposes of the Acquisition, the value of the Global Common Stock was deemed to be $3.50 per share with the initial total acquisition cost being $8,750,000. For accounting purposes, the assets of GPAA are recorded at their historical cost basis in a manner similar to a pooling of interest.

         The 1,500,000 Earn Out Shares will be unissued or held in escrow by Global's Transfer Agent for the benefit of the former shareholders of GPAA. All or part of such shares are to be delivered to the former shareholders of GPAA in the amounts set forth below if GPAA achieves the cumulative levels of earnings after deduction of income taxes, set forth below during the period beginning January 1, 1995 and ending March 31, June 30, September 30 or December 31, in 1995, 1996, 1997, and 1998.

                                                              The Number of Earn Out Shares
               If Cumulative Earnings                           to be Delivered to Former
                 Are Not Less Than                                  GPAA Shareholders
               ----------------------                         ----------------------------
                     $1,500,000                                   500,000
                     $2,000,000                                   an additional 500,000
                     $2,700,000                                   an additional 500,000

         Alternatively, in recognition of the fact that a significant expansion of The Outdoor Channel is being conducted and that such expansion, while potentially increasing the value of GPAA, may not be reflected in earnings, the below listed valuation earn out formula may be used. The valuation must be made by an independent certified public accountant or independent unaffiliated appraiser. The time periods listed above for earnings also apply for the valuation.

                                                              The Number of Earn Out Shares
               If Valuation of GPAA                             to be Delivered to Former
                  Is Not Less Than                                  GPAA Shareholders
               --------------------                           -----------------------------
                    $12,000,000                                   500,000
                    $16,000,000                                   an additional 500,000
                    $21,000,000                                   an additional 500,000

         After 1998, Earn Out Shares which are not delivered to the former shareholders of GPAA are to be considered void. While unissued or held in escrow, the former shareholders of GPAA will not be able to vote such shares and will not be entitled to receive any dividends thereon.

         The Company has an agreement with Richard K. Dickson II, a director and officer of the Company, to provide legal services for a monthly retainer of $5,000. In the event services rendered by Mr. Dickson on behalf of the Company exceed $5,000 in any given month, the agreement calls for Mr. Dickson to receive shares of the Company's Common Stock at its then current market value as payment for the services rendered in excess of $5,000. During 1994, Mr. Dickson was paid $60,000 and was entitled to receive $60,000 worth of Common Stock pursuant to this agreement. During 1995, Mr. Dickson was paid $100,000 and was entitled to receive $20,000 worth of Common Stock pursuant to this agreement.

         In connection with an employment agreement entered into between the Company and Christopher B. Forgy on February 1, 1996, Wilma M. Massie, a shareholder of the Company, granted to Mr. Forgy an option to purchase an aggregate of 100,000 shares of common stock of the Company owned by her. The option to Mr. Forgy to purchase stock is exercisable at a price of $3.50 per share of Common Stock.

         Perry T. Massie and Thomas H. Massie each have an option to purchase 160,000 shares of the Company owned by Wilma M. Massie and an option to purchase up to 96,000 shares of Wilma Massie's Earn Out Shares. Mr. Dickson has an option to purchase 200,000 shares of the Common Stock of the Company owned by Wilma Massie and has an option to purchase up to 150,000 shares of Wilma Massie's Earn Out Shares. In January 1996, Mr. Dickson exercised an option to purchase 50,000 shares of his option from Wilma M. Massie. David M. Ashwood, an officer of the Company, has an option to purchase 80,000 shares of the Common Stock of the Company owned by Wilma Massie and has an option to purchase up to 34,000 shares of Wilma Massie's Earn Out Shares.

                              INDEPENDENT AUDITORS

         The Board of Directors selected Kenneth E. Walsh ("Mr. Walsh"), Certified Public Accountant, as the independent auditor to audit the consolidated financial statements of Global for the year ending December 31, 1995. Mr. Walsh previously audited the Company for the years ended December 31, 1992 and 1991. It is not known at this time whether or not a representative of Mr. Walsh will be present at the Annual Meeting. In the event a representative is present at the Annual Meeting, he will be given the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

         The Company dismissed McGladrey and Pullen, LLP ("McGladrey") as its auditors on March 26, 1996, primarily due to the failure of such auditor to produce an audit report and the lack of assurances as to when such report would be furnished. The decision to dismiss McGladrey was made by the Chief Executive Officer and Senior Vice President who constitute two of the three members of the Board of Directors. After the dismissal of McGladrey, Mr. Walsh was hired to audit the Company for the year ended December 31, 1995.

         McGladrey's report on the financial statements for the year ended December 31, 1994, did not contain an adverse opinion or a disclaimer of opinion, or was not qualified or modified as to uncertainty, audit scope, or accounting principles. McGladrey has not issued a report on the financial statements for the year ended December 31, 1995. During the Company's fiscal year ended December 31, 1994, there were no disagreements with McGladrey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of McGladrey, would have caused McGladrey to make a reference to the subject matter of the disagreement(s) in connection with its report.

         For the Company's most recent fiscal year and the interim period after December 31, 1995, the Company believes that at the time McGladrey was dismissed that it was premature for McGladrey to conclude there was a disagreement in accounting principles, since no draft nor firm position was presented by McGladrey to the Company. McGladrey provided a letter to the Securities and Exchange Commission that stated, in part, the following: (1) "We informed the Registrant that, in our opinion, the portion of the Registrant's LDMA/AU membership contract payments that represents monthly maintenance fees that are waived by the Registrant until the membership contract is paid in full should be recognized as revenue during the period to which the waived maintenance fees apply." (2) "The Registrant had informed us that it intended to recognize the present value (net of an allowance for cancellation) of its LDMA/AU membership contracts as revenue immediately upon the execution of the membership contract, the receipt of a 10% down payment, and the expiration of the contractual refund period." and (3) "The Registrant further informed us that it intended to simultaneously accrue and expense the estimated cost of providing LDMA/AU membership services during the period of time that the membership contract is expected to remain unpaid."

         As to sentence (1) above, the matter referred to therein was a change in accounting policy proposed by McGladrey for 1995. For prior years their stated position was future maintenance fees would be sufficient to provide for future costs of operating and maintaining the Company's primitive campgrounds. For 1995, in connection with this matter, when dues are waived, the Company has adopted the policy of imputing compensation for providing services such as maintenance of campgrounds until such time as dues are payable. The Company's treatment results in a reduction of revenue in 1995. McGladrey's treatment although apparently similar to that of the Company could result in a significant difference of a further reduction of revenue of approximately $300 per membership contract or $480,000 for the memberships sold in 1995. As to sentence (2) above, the matter referred to therein has been the Company's past policy. The Company prepared its financial statements for 1995 in accordance with this policy and believes that there is no disagreement. As to sentence
(3) above, for 1995, in the case where dues are waived, the Company has instituted a policy to accrue and expense future benefits of a Gold Prospector membership which results in an increase in expenses in 1995.

         No committee of the board of directors, or the board of directors, discussed the subject matter above with McGladrey. The Company has authorized McGladrey to respond fully to the inquiries of any successor accountant concerning the subject matter of any disagreements or events related thereto.


                                 OTHER MATTERS

         The Company knows of no other matters to come before the Meeting. If any other matter not mentioned in this Proxy Statement properly comes before the meeting, its is the intention of the proxy holders named in the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend.


                                   CONCLUSION

         The Company encourages your attendance at the Company's Annual Meeting of Shareholders in order to consider and vote upon the proposals set forth herein and any other matters properly brought before such meeting and any adjournment thereof.



June 10,  1996                             By Order of the Board of Directors



                                           Perry T. Massie,
                                           Chairman

         The Annual Report to Shareholders of the Company for the fiscal year ended December 31, 1995, is being mailed concurrently with this Proxy Statement to all shareholders of record as of June 10, 1996. The Annual report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.


         COPIES OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995, WILL BE PROVIDED TO THE SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO THE SECRETARY, GLOBAL RESOURCES, INC. 43445 BUSINESS PARK DRIVE, SUITE 113, TEMECULA, CALIFORNIA 92590.

                             GLOBAL RESOURCES, INC.

             ANNUAL MEETING OF COMMON STOCKHOLDERS - JULY 16, 1996

                                     PROXY

      The undersigned Common Stockholder of GLOBAL RESOURCES, INC., an Alaska corporation ("Global"), hereby acknowledges the receipt of the Notice of the Annual Meeting of Stockholders and Proxy Statement for the Annual Meeting of Stockholders to be held on Tuesday, July 16, 1996 at 2:00 p.m. Pacific Time, in Suite 200 at Global's corporate headquarters, 43445 Business Park Drive, Temecula, California 92590, and hereby appoints PERRY T. MASSIE or any other member of the Board of Directors of Global, as proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at said Annual Meeting, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock, which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth below: (Please mark the appropriate boxes under 1 through 6, below)

      THE BOARD OF DIRECTORS OF GLOBAL UNANIMOUSLY RECOMMENDS A VOTE FOR ALL THE FOLLOWING PROPOSALS:

      1. Proposal to adopt an amendment to the Company's Articles of Incorporation to increase the number of authorized members of the Company's Board of Directors from three (3) persons to a range of not less than three (3) and not more than seven (7) persons.

             [  ]  FOR           [  ]  AGAINST          [  ]  ABSTAIN

      2.   Proposal to Elect the following listed Nominees as Directors of
           Global:  Perry T. Massie, Thomas H. Massie and Richard K. Dickson
           II.

             [  ]  FOR all Nominees    [  ]  WITHHOLD      [  ]  WITHHOLD those
                                             all Nominees        whose names are
                                                                 lined out above

      3. Proposal to adopt an amendment to the Company's Articles of Incorporation to change the name of the Company from Global Resources, Inc. to Global Outdoors, Inc.

             [  ]  FOR           [  ]  AGAINST          [  ]  ABSTAIN

      4. Proposal to adopt an amendment to the Company's Articles of Incorporation to increase the authorized number of shares of Common Stock from 5,000,000 to 50,000,000, which proposal may be deemed to have anti-takeover effects.

             [  ]  FOR           [  ]  AGAINST          [  ]  ABSTAIN

      5.   Proposal to approve the Company's 1995 Stock Option Plan.

             [  ]  FOR           [  ]  AGAINST          [  ]  ABSTAIN

      6. In their discretion to vote upon such other matter or matters which may properly come before the meeting, or any adjournment or adjournments thereof.

             [  ]  FOR           [  ]  AGAINST          [  ]  ABSTAIN

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR ALL PROPOSALS AS LISTED ABOVE AND AS SAID PROXY DEEMS ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.



DATED:                       , 1996
      -----------------------

                                      --------------------------------     ------------------
                                      Signature                            Type or Print Name
- ---------------------------------
Number of Shares of
Common Stock owned
                                      --------------------------------     ------------------
                                      Second Signature if Necessary        Type or Print Name

- ---------------------------------------------------------------------------------------------
                                          Address

THIS PROXY SHOULD BE DATED AND SIGNED BY THE SHAREHOLDER AND RETURNED PROMPTLY IN THE ENCLOSED ENVELOPE. PERSONS SIGNING IN A FIDUCIARY CAPACITY SHOULD SO INDICATE. IF SHARES ARE HELD BY JOINT TENANTS OR AS COMMUNITY PROPERTY, BOTH PERSONS SHOULD SIGN.